Exhibit 99.1

PRESS RELEASE, DATED MARCH 14, 2024

EVe Mobility Acquisition Corp Announces

Fourth Optional Extension of Deadline to Complete Initial Business Combination

SANTA MONICA, CA, March 14, 2024 (GLOBE NEWSWIRE) – EVe Mobility Acquisition Corp (“EVe”) (NYSE American: EVE), a special purpose acquisition company, announced today that on March 14, 2024, its board of directors (the “Board”) decided to extend the date by which EVe must consummate an initial business combination from March 17, 2024 to April 17, 2024 (the “Fourth Optional Extension”). This is the fourth of up to six one-month extensions available to EVe pursuant to its amended and restated memorandum and articles of association.

This press release constitutes notice to EVe’s shareholders of the Board’s approval of the Fourth Optional Extension.

About EVe Mobility Acquisition Corp

EVe Mobility Acquisition Corp is a blank check company whose business purpose is to effect a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses.

Contact:

info@evemobility.com